EXHIBIT 10.26

                             SIXTH ADDENDUM TO LEASE


This Sixth  Addendum To Lease is made and entered into the 24th day of November,
1997,   between  Conifer  Prince  Street   Associates   (Landlord)  and  Patient
Infosystems, Inc. formerly DSMI Corporation (Tenant).


WITNESSETH: that Tenant currently leases and occupies approximately 11,397 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First, Second, Third, Fourth and Fifth Addendus To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996 and November 30, 1997, respectively.


WHEREAS, Tenant and Landlord desire to expand Tenant's leased premises by Tenant leasing additional office space, consisting of approximately 1,557 square feet, on the Building's lower level (Expansion Space).


NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provisions of the Lease as follows:

1. Effective February 1, 1998, Tenant's lease premises shall be increased to include approximately 1,557 rentable square feet of office space located on the lower level of the Building. Therefore, effective February 1, 1998 Tenant's leased premises will consist of approximately 12,954 rentable square feet.


2. Tenant agrees to pay, Base Rent for its' leased premises, consisting of approximately 12,954 square feet as following:

                       Period                        Per Sq.ft.         Monthly
                  Month-to-Month                     Base Rent         Base Rent
                     2/28/98                           $13.50         $14,573.26
                  3/1/98-02/28/99                     $14.00          $15,113.00
                  3/1/99-11/30/99                     $14.50          $15,652.76

3. Effective February 1, 1998, Schedule A-6 shall replace Schedule A-4 and Tenant's pro rata share of taxes, utilities and insurance will be 42.65%.

4. Prior to Tenant's occupancy of the Expansion Space, Landlord shall, at its' sole cost and expense, complete the Scope of Work, as stated on Exhibit A-6.

Except as modified above, all other terms and conditions of the Lease Agreement and First, Second, Third, Fourth and Fifth Addendus To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996 and
November 30, 1997, respectively, shall remain unchanged and in full force and effect.

Agreed to by:                                        Agreed to by:
PATIENT INFOSYSTEMS, INC.           CONIFER PRINCE STREET ASSOCIATES
formerly DSMI CORPORATION

By:  /s/ Donald A. Carlberg         By:   /s/ Thomas L. Fountain

Date:   November 24, 1997           Date:    November 25, 1997
     --------------------------          ---------------------------


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                                  SCHEDULE A-6

                             COMMON AREA MAINTENANCE

                                 ADDITIONAL RENT

                                    UTILITIES

Total Square Footage of Building                     30,375

Square Footage Covered by Lease                      12,954

Tenant's Share Electric                              42.65%

                                                        ADDITIONAL RENT

Heating and Air Conditioning

The heat pump units serving the leased premises shall be individually gauged and the monthly charges shall be calculated as set forth on the attached and further explained as follows:

1. The heat pump units serving the lease premises shall be identified by model number.

2. The actual heat pump operating  hours will be recorded for each month (column
3) and multiplied by the energy use factor (column 4) applicable to the heat pump model to establish the total energy units (column 5).

3. The total energy units for all heat pumps is then added to the total auxiliary usage to establish the grand total usage and energy cost (total KWH) for the building.

4. The grand total usage and energy cost is multiplied by the utility company's rate per KWH to establish the total cost for kilowatt hours.

5. The total KWH are divided by the total heat pump usage and charges to establish the heat pump hourly rate (column 6).

6. The monthly tenant charge is the heat pump hourly rate multiplied by the total energy units (column 5).

7. Tenant will also pay 42.65% of general usage/common area electric.

                                 ADDITIONAL RENT

                      Real Estate and Insurance Escalation

In addition to the rents set forth in the Lease, and heretofore in this Schedule, with 1995 as the base year, Tenant shall pay 42.65% of the increase in real estate taxes and other government levies in lieu of taxes (payable in October of the following year), and 42.65% of the increase in property and liability insurance premiums (payable in February of the following year).